UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025 (May 22, 2025)

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Commerce Street, Nashville, TN  37203
(Address of principal executive offices)
(Zip Code)
(615) 622-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, the Board of Directors of AllianceBernstein Corporation (the “Board”), general partner to AllianceBernstein L.P. and AllianceBernstein Holding L.P., accepted the resignation as a Non-Independent Director of Jeff Hurd, Chief Operating Officer of Equitable Holdings, Inc. (“EQH”) effective May 22, 2025. Mr. Hurd’s resignation was in the normal course of business.

On May 22, 2025, Robin Raju, age 43, Chief Financial Officer of EQH, was appointed to the Board as a Non-Independent Director, effective May 22, 2025. The Board has not determined committee appointments for Mr. Raju.

Mr. Raju is the Chief Financial Officer for EQH, where he is responsible for Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development and M&A, Actuarial, Accounting and Controlling, Corporate Tax, Financial Planning and Analysis, Expense Management and Distribution Finance areas. He is also a member of EQH's Management Committee. Mr. Raju has held several leadership roles during his time at EQH, including Head of Individual Retirement, Treasurer of EQH and Business Chief Financial Officer for EQH's Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin EQH's business segments.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: May 28, 2025	By:	/s/ Mark Manley
Mark Manley Corporate Secretary